Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of StockerYale, Inc. on Form S-8 of our report dated March 27, 2007, relating to the consolidated financial statements of StockerYale, Inc. as of and for the years ended December 31, 2006 and 2005 appearing in the Annual Report on Form 10-KSB/A of StockerYale, Inc. for the year ended December 31, 2006.

/s/ Vitale, Caturano & Company, Ltd.
VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
May 22, 2007